Exhibit 99.1

Investor Contact:	Media Contact:
Targeted Genetics Corporation Stephanie Seiler, Ph.D. (206) 521-7823	Targeted Genetics Corporation Courtney Self (206) 521-7392

TARGETED GENETICS REACQUIRES FULL RIGHTS TO
CYSTIC FIBROSIS PROGRAM

Seattle, WA—December 4, 2002— Targeted Genetics Corporation (Nasdaq: TGEN) announced today that it has received notification from Celltech Group plc (NYSE: CLL) of its decision to terminate a collaborative agreement between the companies in support of Targeted Genetics’ cystic fibrosis program. As a result, Targeted Genetics will regain full rights to the program. The Company is currently conducting a full analysis of the data from its Phase II cystic fibrosis trial, from which positive preliminary results were recently presented at the North American Cystic Fibrosis conference.

“We are pleased to reacquire full rights to this product candidate and Targeted Genetics plans to continue moving forward with its cystic fibrosis clinical program,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics Corporation. “The positive preliminary data results presented in October demonstrated to us the potential of our product candidate for cystic fibrosis as a novel way to treat the underlying cause of this devastating disease. We are now in a better position to capitalize on our success to date and have initiated discussions with potential partners to support this program. We may elect to retain North American rights and partner the program in other geographic areas. We will continue to conduct a full analysis of our Phase II data and look forward to presenting these results along with future plans for the program in the coming months.”

Targeted Genetics originally formed a collaborative agreement with Medeva plc in 1998, subsequent to Medeva’s acquisition of Fisons’ portfolio of respiratory product candidates. Under the collaboration, Medeva and Targeted Genetics were developing tgAAVCF for the treatment of cystic fibrosis to enhance Medeva’s respiratory product portfolio. In January of 2000, Celltech Group plc acquired Medeva. Currently Celltech’s areas of therapeutic development do not include respiratory products.

Targeted Genetics develops gene therapy products for treating acquired and inherited diseases. The Company has a lead clinical product development program targeting cystic fibrosis and a promising pipeline of product candidates focused on hemophilia, arthritis, cancer and AIDS prophylaxis. The Company has a broad platform of gene delivery technologies and, through its majority-owned subsidiary, CellExSys, Inc., a promising body of technology for cellular therapy. For more information about Targeted Genetics Corporation and CellExSys, Inc., please visit the Company’s web site at http://www.targetedgenetics.com.

NOTE: This release contains forward-looking statements regarding our research and the development of our product candidates and our strategic collaborations, which are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of these forward-looking statements. Factors that could affect our actual results include, but are not limited to, the progress, timing and nature of the results of our clinical trials and the failure to find additional collaborative partners or funding, as well as the other risk factors described in the section entitled “Factors Affecting Our Operating results, Our Business and Our Stock Price” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update any forward-looking statement to reflect new information, circumstances or events after the date of this release or to reflect the occurrence of unanticipated events.

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